UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 27, 2013

Re:	2013 Annual Meeting of Stockholders of Gulfport Energy Corporation Adjourned With Respect to Proposal No. 2 Until July 18, 2013

Dear Stockholder:

Gulfport Energy Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2013. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2013, as supplemented by additional definitive proxy soliciting materials filed with the SEC on June 7, 2013 and June 13, 2013 (together, the “Proxy”).

At the Annual Meeting, the Company’s stockholders voted on and approved the following proposals found in the Proxy: (i) Proposal No. 1 to elect the nominated directors, (ii) Proposal No. 3 to approve Gulfport’s 2013 Restated Stock Incentive Plan, (iii) Proposal No. 4 to approve, on an advisory basis, the compensation paid to Gulfport’s named executive officers as reported in the Proxy and (iv) Proposal No. 5 to ratify Grant Thornton LLP as the Company’s independent auditors for 2013. The results of the voting on these proposals are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2013. With respect to Proposal No. 2, the Company considered the recommendation from the proxy advisory firm Institutional Shareholder Services (“ISS”) and the preliminary stockholder vote received by the Company on Proposal No. 2 and determined to revise Proposal No. 2 consistent with ISS’ recommendation so that Proposal No. 2 now provides for an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100 million to 200 million, rather than 250 million, as was initially contemplated by Proposal No. 2. In its updated report issued on June 19, 2013, ISS now recommends that stockholders vote “FOR” the revised Proposal No. 2. The full text of the revised Proposal No. 2 is attached hereto.

Due to the foregoing, the Annual Meeting was adjourned with respect to Proposal No. 2 to solicit stockholders’ votes on the revised Proposal No. 2. The Annual Meeting will reconvene on July 18, 2013 at 10:00 a.m. at the Company’s corporate offices located at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134 for the purpose of holding a stockholder vote on the revised Proposal No. 2. The amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock requires the affirmative “FOR” vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions will have the same effect as negative votes in determining whether this proposal is approved by the stockholders. Broker non-votes will not be counted for voting purposes and will have no effect on the result of the vote on this proposal. As of April 23, 2013, the record date, 77,375,107 shares of common stock were outstanding and entitled to vote at the Annual Meeting, excluding 389,110 shares of the Company’s restricted common stock granted under its Amended and Restated 2005 Stock Incentive Plan but not yet vested.

We are asking for your support at the Annual Meeting when it is reconvened by casting your votes in favor of the revised Proposal No. 2 to amend the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100 million to 200 million.

During the past several years, the Company has pursued numerous acquisitions of additional acreage and instituted expanded development plans that it has funded primarily with proceeds from offerings of its securities. In the six months prior to the date of its proxy statement, the Company issued over 21.5 million shares raising approximately $820 million in gross proceeds. The Company currently has approximately 82.4 million shares outstanding or reserved, leaving only approximately 17.6 million for future issuances if the revised Proposal No. 2 is not approved.

The Company’s acquisitions and development programs have been instrumental in driving strong total stockholder returns. For the past one-year and three-year periods, the Company’s total stockholder returns have been 29.8% and 49.5%, respectively, compared to -5.6% and 6.6%, respectively, for its industry group as a whole.

Accordingly, this increase in authorized common stock represented by the revised Proposal No. 2 is necessary to ensure the Company will be able to continue to fund strategic acquisitions if and when they become available and, if required, fund the aggressive development of its existing and future properties. If the revised Proposal No. 2 is defeated, the Company’s ability to fund future acquisitions and development activities could be adversely affected. For all the foregoing reasons, the Company believes that the revised Proposal No. 2 is in the best interests of the Company and its stockholders and requests that stockholders support the Company and vote “FOR” the revised Proposal No. 2 at the adjourned Annual Meeting when it is reconvened on July 18, 2013 at 10:00 a.m. at the Company’s corporate offices.

Please vote your proxy today. If you need any assistance in voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or toll-free at (800) 322-2885.

This information is being provided to our stockholders in addition to the Company’s proxy statement dated April 30, 2013, which you already received. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the Annual Meeting by giving new voting instructions as described in more detail in the proxy statement.

GULFPORT ENERGY CORPORATION

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE RECONVENED ON JULY 18, 2013

To our Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Gulfport Energy Corporation (the “Company”) has been adjourned with respect to Proposal No. 2 to July 18, 2013 at 10:00 a.m., local time, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, for the following purposes:

•

To hold a stockholder vote on the revised Proposal No. 2 to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 23, 2013 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE RECONVENED WITH RESPECT TO PROPOSAL NO. 2 ON JULY 18, 2013. The Company’s proxy statement, along with all additional definitive proxy collecting materials, and the Company’s 2012 Annual Report to Stockholders are available on the Company’s website at www.gulfportenergy.com/proxy.

By Order of the Board of Directors,

Michael G. Moore

Vice President, Chief Financial Officer and Secretary

This notice and supplement to the proxy statement are first being mailed to stockholders on or about June 28, 2013.

Revised Proposal to Approve the Amendment to Our Restated Certificate of Incorporation to Increase the Total Number of Authorized Shares of Common Stock

(Item 2 on the Proxy Card)

Our restated certificate of incorporation currently provides for authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, we had 77,375,107 shares of common stock outstanding, excluding 389,110 shares of our restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan but not yet vested, and no shares of preferred stock outstanding. As of the record date, we had 22,119,216 shares of authorized common stock remaining for future issuance, after deducting 505,677 shares remaining available for future issuance under our Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) and our 1999 Stock Option Plan. Prior to the adjournment of our Annual Meeting on June 13, 2013, our stockholders approved the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan (the “2013 Plan”) which, among other things, increased the aggregate number of shares that may be issued to 7,500,000 under the 2013 Plan from 3,000,000 under the 2005 Plan. Following the approval of the 2013 Plan, we had approximately 17,619,216 shares of authorized common stock remaining for future issuance.

Our stockholders are being asked to approve an amendment to our restated certificate of incorporation to increase the total number of shares of common stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares. The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. The number of authorized shares of our preferred stock will not be affected by this amendment to our restated certificate of incorporation and will be maintained at 5,000,000 shares.

Our board of directors has determined that it is advisable and in the best interest of the Company’s stockholders for the Company to amend its restated certificate of incorporation to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares. Accordingly, on June 12, 2013, our board of directors approved an amendment to our restated certificate of incorporation in substantially the form attached hereto as Appendix A, subject to stockholder approval, and directed that this amendment be submitted to a vote of our stockholders.

Our board of directors believes that the number of shares of common stock presently available for future issuance under our restated certificate of incorporation is insufficient to provide us with flexibility in issuing shares for future corporate purposes and has therefore proposed to increase the number of authorized shares to ensure that we have such flexibility, without further stockholder approval, except as may be required by any federal or state law, regulation or stock exchange rules. During the past several years, we have pursued numerous acquisitions of additional acreage and instituted expanded development plans that we have funded primarily with proceeds from offerings of our securities. In the six months prior to the date of the proxy statement relating to our Annual Meeting, we issued over 21.5 million shares raising approximately $820 million in gross proceeds. Our acquisitions and development programs have been instrumental in driving strong total stockholder returns. For the past one-year and three-year periods, our total stockholder returns have been 29.8% and 49.5%, respectively, compared to -5.6% and 6.6%, respectively, for its industry group as a whole. To the extent that we have additional authorized shares of common stock available for issuance, we may issue such shares in the future in connection with, among other things, public or private stock offerings, acquisitions, equity incentives for employees, strategic investments, partnerships and similar transactions and payments of stock dividends, stock splits or other recapitalizations, or for any other corporate purposes, including the development of our existing and future properties. We do not have any current plans, intentions, commitments, arrangements, understanding or agreements, either oral or written, with respect to issuances of the additional authorized shares.

In addition to these corporate purposes, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders. However, our board of directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of the Company.

The additional shares of common stock being authorized by this amendment to our restated certificate of incorporation may be issued at times and under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage ownership interest of the present holders of our common stock, none of whom have preemptive rights under our restated certificate of incorporation to subscribe for additional securities that we may issue.

Approval of the proposed amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon. The proposed amendment to our restated certificate of incorporation will become effective on the date such amendment is filed with the Secretary of State of the State of Delaware, which the Company anticipates doing as soon as practicable following approval of this proposal.

Unless required by law or by the rules or regulations of Nasdaq or any other stock exchange on which our common stock may in the future be listed, no further vote by the stockholders will be sought with respect to any issuance of shares of our common stock. Under existing Nasdaq rules and regulations, subject to certain exceptions, stockholder approval would nevertheless be required where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities. Under the existing Nasdaq rules and regulations, stockholder approval would also be required, subject to certain exceptions, in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE REVISED PROPOSAL TWO TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.

Appendix A

Certificate of Amendment No. 2 to

the Restated Certificate of Incorporation of

Gulfport Energy Corporation

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Gulfport Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Gulfport Energy Corporation.

2. Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended by striking the introductory sentence of Article IV and the first sentence of paragraph (a) of Article IV in their entirety and replacing them with the following:

“The Corporation is hereby authorized to issue a total of two hundred and five million (205,000,000) shares of capital stock which shall be subdivided into classes as follows:

(a) two hundred million (200,000,000) shares of the Corporation’s capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph.”

3. The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Gulfport Energy Corporation has caused this Certificate of Amendment to be executed as of July     , 2013.

GULFPORT ENERGY CORPORATION
By:
Name:
Title:

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

Gulfport Energy Corporation

This Proxy Is Solicited On Behalf Of The Board Of Directors

The Annual Meeting of Stockholders (the “Annual Meeting”) of Gulfport Energy Corporation (the “Company”) has been adjourned with respect to Proposal No. 2 to July 18, 2013 at 10:00 a.m., local time, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134. The undersigned hereby appoints James D. Palm and Michael G. Moore (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting when it is reconvened on July 18, 2013 at 10:00 a.m., local time, and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to Proposal No. 2 and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice of the Annual Meeting to be reconvened on July 18, 2013, the Company’s proxy statement dated April 30, 2013 previously distributed to the undersigned and accompanying Additional Proxy Materials relating to Proposal 2 and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO PROPOSAL NO. 2 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side.)

Detach here from proxy voting card.

GULFPORT ENERGY CORPORATION

Proposal 2 –Proposal to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 2 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Signature                      Signature, if held jointly                      Dated             , 2013

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

Proxy – Gulfport Energy Corporation.

You are cordially invited to attend the Annual Meeting of Stockholders

To be reconvened on July 18, 2013 with respect to Proposal No. 2, at

10:00 a.m. Oklahoma City time, at

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.